Exhibit 99.3

Marchex Reports Second Quarter 2007 Financial Results

SEATTLE, WA—August 9, 2007—Marchex, Inc. (NASDAQ: MCHX, MCHXP) today reported its results for the second quarter ended June 30, 2007.

Consolidated Financial Results:

•	Revenue was $34.7 million for the second quarter of 2007, a 9% increase compared to $31.7 million for the same period of 2006.

•

GAAP net income applicable to common stockholders was $354,000 for the second quarter of 2007 or $0.01 per share. This compares to GAAP net loss applicable to common stockholders of $612,000 or $0.02 per share for the same period of 2006. The second quarter 2007 results included non-cash stock-based compensation expense recorded under the fair value method of $2.3 million, compared to non-cash stock-based compensation expense of $3.4 million for the same period in 2006.

•

We provide a reconciliation of GAAP EPS to Adjusted Non-GAAP EPS in the last financial tables attached to this press release and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures. Adjusted non-GAAP EPS for the second quarter of 2007 was $0.10, compared to $0.12 for the same period of 2006. Some Wall Street analysts use non-GAAP measures to analyze our operating results, which may include adjusted non-GAAP EPS, adjusted operating income before amortization and adjusted EBITDA. We present GAAP measures with equal or greater prominence than non-GAAP measures and such non-GAAP measures should not be considered a substitute for, or superior to, GAAP results.

•

Adjusted operating income before amortization was $6.4 million for the second quarter of 2007, which is a decrease of 23% compared to $8.3 million for the same period of 2006. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income and GAAP net income is attached to the financial tables included in this release.

•

Adjusted EBITDA was $8.6 million in the second quarter of 2007, compared to $9.7 million for the same period of 2006. A reconciliation of operating income before taxes, depreciation, amortization and gain/loss on sales of intangible assets to GAAP net cash provided by operating activities is attached to the financial tables included in this release.

Marchex’s second quarter results were impacted by the following:

-	Adjusted operating income before amortization and adjusted EBITDA were impacted by Marchex’s decision to accelerate the investment in its advertising services platform for local advertisers by $600,000 to support its largest aggregator partners. Marchex believes this investment will help accelerate the rate at which it is adding advertisers as well as adding competitive product features and further scalability to its local advertising platform. Adjusted operating income before amortization was also impacted by the increase of approximately $300,000 of amortization costs associated with the Spanish language Web site acquisitions, which was referenced by the company at the time of their acquisition. This item did not affect adjusted EBITDA; and

-	Datacenter outages, which resulted in a decrease of $500,000 to revenue and adjusted operating income before amortization to Marchex’s proprietary traffic sources. While these outages were not anticipated and involved certain internal and external factors, Marchex views this as non-recurring and is now transitioned to its new datacenter, which it believes can support its anticipated growth for years to come.

“Aside from the reconciling items we have noted today, the second quarter’s financial results were largely in the range of our expectations.” said Russell C. Horowitz, Marchex Chairman and Chief Executive Officer. “Operationally, we are excited that we achieved significant product milestones during the second quarter and that Marchex’s various initiatives over the last three years are now converging around a tremendous opportunity in the local space. With the launch of 100,000 locally targeted sites, Marchex has one of the largest online local consumer networks, where we help millions of users make locally focused purchasing decisions. In addition, Marchex has what we believe is the industry’s most sophisticated local advertising platform, offering local advertisers the ability to create, manage, fulfill and report on both search- and call-based advertiser programs at scale. In total, we are going to continue investing in the local opportunity, our greatest area of strength, which means an incremental investment of $13 million this year. This will help Marchex capitalize on the momentum we are seeing in both our local advertising and consumer-facing initiatives. We believe this investment will support Marchex’s position as a local leader while also reducing risks and dependencies. We are committed to delivering the best solutions anywhere for local advertisers and consumers and believe by doing this, we will create the most value for our shareholders.”

Marchex Focus and Commitment to the Online Local Marketplace:

Over the last three years, Marchex has achieved strength in the local marketplace through building initial critical mass on both the local advertiser side, and the local consumer side. On the local advertiser side, Marchex now has more than 30,000 advertisers, exclusive of Voicestar, who are using Marchex’s advertising technology and services platform to create, manage, fulfill and report against search marketing campaigns. Additionally, based on (i) the combination of new services Marchex will offer, (ii) the number of large local advertiser aggregators leveraging Marchex and Voicestar technologies, such as AT&T, The Cobalt Group and Yellowbook USA, and (iii) the momentum Marchex is currently seeing in new local advertiser sign-ups, Marchex expects that its local advertiser coverage will more than double by the end of 2009. On the local consumer side, Marchex has more than 200,000 Web sites that contain more than one billion pages of targeted local content to help local consumers make better decisions. These Web sites generate tens of millions of visitors for our network and delivered more than 40 million look-ups and referrals in the second quarter.

The industry forecasts for online local advertising growth are very powerful. Today, there are more than 15 million businesses in the U.S. spending more than $100 billion annually in offline, locally-targeted marketing. Piper Jaffray estimates that over the next ten years, local online advertising spending will grow from $5 billion to $25 billion. In addition, Borrell Associates estimates annual growth rates over the next four years as high as 42.8% for local paid search and 15% for the entire local Internet ad market. As a result, as these sources indicate, local paid search will drive the paid search and overall online advertising space for years to come.

Recent Highlights and Updated Statistics:

Voicestar Acquisition: Marchex today announced that it has entered into an agreement to acquire Voicestar (www.voicestar.com), a leader in providing call-based advertising services for local advertisers, such as: as pay-per-phone-call, call-tracking, and other services. Voicestar is one of the largest providers of call-based advertising services with more than 100 local advertiser aggregators leveraging Voicestar’s products, such as: Comcast, The Cobalt Group, and YellowBook USA. With Voicestar, Marchex can offer advertisers and aggregator partners a complete text- and call-based advertising platform along with distribution for their advertisements in search engines, vertical Web sites, and on our local Web sites. Marchex plans to make significant investments in pay-per-phone-call going forward to support Voicestar’s expansion as part of Marchex. In order to succeed in serving the local advertising channel, in addition to providing search marketing solutions, Marchex believes that supporting call-based services is a prerequisite and provides the ability to assist those advertisers that already have a Web presence, as well as those who don’t.

Bill Day Hired as Chief Media Officer: Marchex today announced that it has strengthened its executive team with the addition of Bill Day, who will serve as Marchex’s Chief Media Officer and oversee Marchex’s media strategy, including the online content, consumer experience and related advertising opportunities. Day is a world-class operator and pioneer in providing vertically focused original content destinations, and in growing media properties at scale, given his experience at About.com, where he co-founded the company and served as President and then CEO. Day grew About.com to a top 20 online global media network that covered more than 700 topics and 50,000 subjects. About.com was, and still is today, used by tens of millions of monthly users to find highly targeted, useful information. In order to build a major consumer-facing network, Marchex believed it was important to bring in someone with deep consumer experience who had run a first tier online media company at scale.

Yahoo! Renewal: Marchex today announced an agreement with Yahoo! to extend its existing Web site monetization relationship through June, 2009. There were other potential providers who were highly interested in working with Marchex, and who the company also considered during its process. However, based on a number of factors, including Marchex’s need for product flexibility, economics, reporting, and other terms, Marchex believed Yahoo! represented the best strategic fit and it looks forward to working closely with Yahoo! on this and other strategic opportunities. Marchex is focused on complementing the Yahoo! relationship with its own advertising initiatives so it may be in a position to be the primary driver of revenue on its Web sites by the end of 2009. Marchex expects this growth will be driven by its expectations of advertiser growth and product innovation, including the roll out of new relevant proprietary ad formats, such as pay-per-phone call ads.

Unique Visitors and Revenue Attributable to Proprietary Traffic Sources: Marchex today announced that its proprietary network of vertical and local Web sites attracted approximately 31 million unique visitors for the month of June 2007. Unique visitor statistics are based on internal traffic logs, which calculate unique IP (Internet protocol) addresses on an unduplicated basis during a given month. For the second quarter of 2007, revenue attributable to proprietary traffic sources was $13.5 million.

Local Consumer Network: Marchex’s consumer network of Web sites delivered more than 40 million look-ups and referrals in the second quarter, which are defined as business searches on primary proprietary sites such as Yellow.com and Openlist.com and referral clicks on advertisement listings on our proprietary Web sites such as www.bostonmortgage.com. Marchex believes that metrics like this will significantly expand over the next 24 months based on increased traffic and usage levels at its Web sites, including the upcoming re-launch of openlist.com in September.

Local Consumer Products: In late June, Marchex launched more than 100,000 of its local and vertical Web sites leveraging its Open List technology to publish more than one billion Web pages of locally-targeted content, features and functionality for consumers looking for local services and information online, along with highly targeted local advertising inventory. These Open List-powered Web sites have received very positive feedback from users and the early metrics point toward positive revenue and page view growth. The newly launched sites feature more than 15 million business listings across all major yellow pages categories, a deep refinement system, user-generated reviews and ratings, and third-party expert reviews. The Web sites include tens of thousands of vertical, local and local-vertical Web sites, such as www.cuisine.com, www.locksmiths.com and www.remodeling.com; www.bayareahotels.com, www.newyorkdoctors.com, and www.denverautorepair.com; and Marchex’s ZIP Code Web sites, which cover 96% of all ZIP Code areas nationwide, such as www.90210.com.

Spanish-Language Web site Development Alliance with Fox: During the quarter Marchex and Fox’s Latin American Channels division, a wholly owned subsidiary of News Corporation, announced a partnership to jointly develop a set of Spanish-language Web sites owned by Marchex, including cocina.com (English translation is “Kitchen” or “Cook”), fotos.com (Photos), futbol.com (Soccer), deportes.com (Sports), mascotas.com (Pets), mujer.com (Woman), peliculas.com (Movies), salud.com (Health), and tarjetas.com (Greeting Cards). Fox will provide localized content and community features to the Web sites including: videos, forums, blogs, personal home pages, and photo albums.

New Search Marketing Product Relationship: During the quarter, Marchex announced a new relationship with Yahoo! in which Marchex is sending its direct pay-per-click advertisers into Yahoo! Sponsored Search distribution.

Stock Buy-Back:

Marchex purchased approximately 44,000 of shares of common stock for approximately $600,000 in August under the terms of its previously announced stock repurchase program. The company is reviewing the scope of this repurchase program in light of its stock price and prevailing market conditions and anticipates expanding or modifying this program as a result of this review.

Marchex Financial Guidance:

The following forward-looking statements reflect Marchex’s expectations as of August 9, 2007.

Revenue: Marchex anticipates 2007 Revenue of $136 million to $142 million. Adjustments from our prior guidance of $144 million to $150 million are based on:

-	a loss of $500,000 in revenue during the second quarter resulting from the datacenter outages;

-	a $500,000 anticipated revenue increase from the Voicestar acquisition;

-	a $4 million decrease resulting from an anticipated reduction in Web site marketing;

-	a $4 million decrease in revenue based on our increased direct monetization of our proprietary Web sites and impact from Yahoo!’s quality-based pricing initiatives.

Adjusted operating income before amortization: Marchex anticipates 2007 adjusted operating income before amortization of $21 million to $25 million. Adjustments from our prior guidance of $34 million to $38 million are based on:

-	a $1.1 million decrease in adjusted operating income before amortization from our second quarter results due to the increased investment in our advertising services platform for local advertisers plus datacenter outage impacts;

-	the $4 million increased investment in the accelerated build out of our advertising services platform for local advertisers we provide to partners like AT&T and other aggregator partners, as well as supporting potential new relationships;

-	a $3 million investment in accelerating the product and infrastructure build out for Voicestar, as well as the initial integration with Marchex’s advertising services platform;

-	a $1 million decrease resulting from an anticipated reduction in Web site marketing;

-	a $4 million decrease based on direct monetization of our proprietary Web sites and impact from Yahoo’s quality-based pricing initiatives.

Adjusted EBITDA: For adjusted EBITDA, Marchex anticipates add-backs of approximately $8 million in additional depreciation and amortization to its adjusted operating income before amortization range, implying an adjusted EBITDA range of $29 million to $33 million. Our prior guidance on add-backs to adjusted operating income before amortization was approximately $7 million in additional depreciation and amortization.

Third Quarter 2007: For color on Marchex’s quarterly revenue expectations, given the various new strategic initiatives and impacts, the company currently anticipates that Q3 revenue will be more than $32.5 million. Regarding quarterly adjusted operating income before amortization, given that Marchex has significantly ramped up our investment in building local marketplace leadership and valuable intellectual property, Marchex currently anticipates that Q3 will be more than $4 million. Marchex expects adjusted EBITDA to be $2 million higher than operating income before amortization, given additional depreciation and amortization add-backs, implying more than $6 million in adjusted EBITDA.

Conference Call and Webcast Information:

Management will hold a conference call, starting at 5:00 p.m. EDT on Thursday, August 9, 2007 to discuss its second quarter 2007 results and other company updates. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) is a local online advertising company and leading publisher of local content. Marchex’s innovative advertising platform delivers search- and call-based marketing products and services for local and national advertisers. Marchex’s local content network, one of the largest online, helps consumers make better, more informed local decisions though its network of content-rich Web sites that reach tens of millions of unique visitors each month.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. In addition, Marchex’s acquisition of VoiceStar remains subject to customary closing conditions. All of the information provided in this release is as of August 9, 2007 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA and Adjusted non-GAAP EPS. Marchex also provides Pro Forma Revenue information for the three and six months ended June 30, 2006 and 2007 as if the AreaConnect and Open List asset acquisitions in 2006 occurred as of January 1, 2006.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of acquired intangible assets. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA which excludes (1) any gain/loss on sales of intangible assets and (2) facility relocation as these are viewed as non-recurring in nature. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense, and gain/loss on sales of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Adjusted non-GAAP EPS represents Adjusted Net Income divided by weighted average fully diluted shares outstanding for Adjusted non-GAAP EPS purposes. Adjusted Net Income generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain non-recurring items and represents net income (loss) available to common stockholders plus: (1) stock based compensation expense, (2) amortization of acquired intangible assets, (3) gain/loss on sales of intangible assets, (4) other income (expense), (5) the cumulative effect of changes in accounting principles, (6) facility relocation and less (7) discount on preferred stock redemption. Adjusted non-GAAP EPS includes dilution from options and warrants per the treasury stock method, includes the weighted average number of all potential common shares relating to convertible preferred stock and restricted stock and excludes the weighted average common share equivalents for redeemed preferred shares. Shares outstanding for Adjusted non-GAAP EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information:

Investor Relations:

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Marchex, Inc.

206.331.3316

tcaldwell@marchex.com

Press:

Mark S. Peterson

Vice President of Public Relations

206.331.3344

mark@marchex.com

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MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,
	2006	2007
Revenue	$31,714,720	$34,665,637

Expenses:
Service costs (1)	15,020,319	16,764,588
Sales and marketing (1)	5,407,200	7,112,929
Product development (1)	2,553,395	2,662,779
General and administrative (1)	3,846,212	4,057,643
Amortization of intangible assets from acquisitions	5,164,191	4,074,254
Facility relocation	—	121,124

Total operating expenses	31,991,317	34,793,317

Gain on sales and disposals of intangible assets, net	174,071	123,246

Loss from operations	(102,526)	(4,434)

Interest income and other, net	751,826	748,314

Income before provision for income taxes	649,300	743,880

Income tax expense	838,804	412,978

Net income (loss)	(189,504)	330,902

Convertible preferred stock dividends and discount on preferred stock redemption, net	422,147	(23,482)

Net income (loss) applicable to common stockholders	$(611,651)	$354,384

Basic net income (loss) applicable to common stockholders	$(0.02)	$0.01
Diluted net income (loss) applicable to common stock holders	$(0.02)	$0.01

Shares used to calculate basic net income (loss) per share applicable to common stockholders	38,311,448	39,597,600
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	38,311,448	40,534,319
(1) Includes stock-based compensation allocated as follows:
Service costs	$255,742	$31,741
Sales and marketing	943,978	89,800
Product development	827,187	450,692
General and administrative	1,401,001	1,770,488

Total	$3,427,908	$2,342,721

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Six Months Ended June 30,
	2006	2007
Revenue	$62,827,045	$68,889,038

Expenses:
Service costs (1)	29,872,268	32,005,816
Sales and marketing (1)	11,273,884	14,622,850
Product development (1)	4,780,419	5,260,435
General and administrative (1)	7,255,720	8,238,418
Amortization of intangible assets from acquisitions	10,034,864	8,597,388
Facility relocation	—	121,124

Total operating expenses	63,217,155	68,846,031

Gain on sales and disposals of intangible assets, net	353,279	155,510

Income (loss) from operations	(36,831)	198,517

Interest income and other, net	1,486,108	1,460,301

Income before provision for income taxes	1,449,277	1,658,818

Income tax expense	1,492,452	886,766

Income (loss) before cumulative effect of a change in accounting principle	(43,175)	772,052

Cumulative effect of a change in accounting principle, net of tax (2)	151,341	—

Net income	108,166	772,052

Convertible preferred stock dividends, conversion payment and discount on preferred stock redemption, net	1,916,082	(130,030)

Net income (loss) applicable to common stockholders	$(1,807,916)	$902,082

Basic net income (loss) per share applicable to common stockholders	$(0.05)	$0.02
Diluted net income (loss) per share applicable to common stockholders	$(0.05)	$0.02

Basic net income (loss) applicable to common stockholders	37,693,506	39,382,979
Diluted net income (loss) applicable to common stock holders	37,693,506	40,371,282
(1) Includes stock-based compensation allocated as follows:
Service costs	$491,953	$150,276
Sales and marketing	1,991,249	462,158
Product development	1,562,374	939,944
General and administrative	2,903,075	3,677,557

Total	$6,948,651	$5,229,935

(2)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2006	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$46,105,827	$53,892,263
Trade accounts receivable, net	22,035,343	20,204,440
Prepaid expenses and other current assets	2,221,550	2,301,477
Refundable taxes	1,837,166	4,500,841
Deferred tax assets	670,624	547,084

Total current assets	72,870,510	81,446,105

Property and equipment, net	7,280,075	8,318,727
Deferred tax assets	2,444,782	4,462,965
Intangibles and other assets, net	13,318,801	20,297,528
Goodwill	200,738,098	195,699,928
Intangible assets from acquisitions, net	36,735,570	27,910,324

Total assets	$333,387,836	$338,135,577

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,739,231	$10,828,757
Accrued expenses and other current liabilities	2,913,152	2,025,432
Deferred revenue	2,430,644	2,572,077

Total current liabilities	16,083,027	15,426,266

Other non-current liabilities	91,907	80,360

Total liabilities	16,174,934	15,506,626

Stockholders’ equity:
Convertible preferred stock	2,342,884	1,446,649
Class A common stock	119,217	118,217
Class B common stock	276,361	306,886
Additional paid-in capital	320,607,113	326,156,302
Accumulated deficit	(6,132,673)	(5,399,103)

Total stockholders’ equity	317,212,902	322,628,951

Total liabilities and stockholders’ equity	$333,387,836	$338,135,577

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of Revenue to Pro Forma Revenue

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenue, as reported	$31,714,720	$34,665,637	$62,827,045	$68,889,038

AreaConnect pro forma revenue	152,362	—	649,675	—

Open List pro forma revenue	55,670	—	156,511	—

Pro forma eliminations	(5,008)	—	(22,259)	—

Pro forma Revenue	$31,917,744	$34,665,637	$63,610,972	$68,889,038

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Operating Income Before Amortization (OIBA) and

Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Three Months Ended June 30,
	2006	2007
Net income (loss) applicable to common stockholders	$(611,651)	$354,384

Convertible preferred stock dividends and discount on preferred stock redemption, net	422,147	(23,482)

Net income (loss)	(189,504)	330,902

Income tax expense	838,804	412,978

Income before provision for income taxes	649,300	743,880

Interest income and other, net	(751,826)	(748,314)

Loss from operations	(102,526)	(4,434)

Stock-based compensation	3,427,908	2,342,721
Amortization of intangible assets from acquisitions	5,164,191	4,074,254

Operating income before amortization (OIBA)	8,489,573	6,412,541

Facility relocation	—	121,124
Gain on sales and disposals of intangible assets, net	(174,071)	(123,246)

Adjusted operating income before amortization (Adjusted OIBA)	$8,315,502	$6,410,419

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Operating Income Before Amortization (OIBA) and

and Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Six Months Ended June 30,
	2006	2007
Net income (loss) applicable to common stockholders	$(1,807,916)	$902,082

Convertible preferred stock dividends, conversion payment and discount on preferred stock redemption, net	1,916,082	(130,030)

Net income	108,166	772,052

Cumulative effect of a change in accounting principle, net of tax (1)	151,341	—

Income (loss) before cumulative effect of a change in accounting principle	(43,175)	772,052

Income tax expense	1,492,452	886,766

Income before provision for income taxes	1,449,277	1,658,818

Interest income and other, net	(1,486,108)	(1,460,301)

Income (loss) from operations	(36,831)	198,517

Stock-based compensation	6,948,651	5,229,935
Amortization of intangible assets from acquisitions	10,034,864	8,597,388

Operating income before amortization (OIBA)	16,946,684	14,025,840

Facility relocation	—	121,124
Gain on sales and disposals of intangible assets, net	(353,279)	(155,510)

Adjusted operating income before amortization (Adjusted OIBA)	$16,593,405	$13,991,454

(1)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

(unaudited)

	Three Months Ended June 30,
	2006	2007
Net cash provided by operating activities	$6,251,428	$4,282,562

Changes in asset and liabilities, net of effects of acquisitions	2,997,470	3,697,066
Provision for income taxes	838,804	412,978
Other item - facility relocation	25,788	17,106
Interest income and other, net	(751,826)	(756,841)
Income and excess tax benefits related to stock options	354,735	953,773

Adjusted EBITDA	$9,716,399	$8,606,644

	Six Months Ended June 30,
	2006	2007
Net cash provided by operating activities	$15,681,527	$16,760,683

Changes in asset and liabilities, net of effects of acquisitions	1,730,391	(559,074)
Provision for income taxes	1,492,452	886,766
Other item - facility relocation	43,431	17,106
Interest income and other, net	(1,487,971)	(1,463,544)
Income and excess tax benefits related to stock options	1,832,700	2,446,764

Adjusted EBITDA	$19,292,530	$18,088,701

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(unaudited)

	Three Months Ended June 30,
	2006	2007
Adjusted Non-GAAP EPS	$0.12	$0.10

Net income (loss) per share applicable to common stockholders - diluted (GAAP EPS)	$(0.02)	$0.01
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	38,311,448	40,534,319

Net income (loss) applicable to common stockholders	$(611,651)	$354,384

Discount on preferred stock redemption	—	(40,923)
Stock-based compensation	3,427,908	2,342,721
Facility relocation	—	121,124
Amortization of intangible assets from acquisitions	5,164,191	4,074,254
Gain on sales and disposals of intangible assets, net	(174,071)	(123,246)
Interest income and other, net	(751,826)	(748,314)
Estimated impact of income taxes	(2,158,103)	(1,895,669)

Adjusted Non-GAAP net income applicable to common stockholders	$4,896,448	$4,084,331

Adjusted Non-GAAP EPS	$0.12	$0.10

Shares used to calculate diluted net income (loss) per share applicable to common stockholders	38,311,448	40,534,319
Weighted average common share equivalents for redeemed preferred shares	—	(3,266)
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	2,206,249	2,328,137

Shares used to calculate Adjusted Non-GAAP EPS	40,517,697	42,859,190

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock on a treasury stock method basis.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(unaudited)

	Six Months Ended June 30,
	2006	2007
Adjusted Non-GAAP EPS	$0.22	$0.21

Net income (loss) per share applicable to common stockholders - diluted (GAAP EPS)	$(0.05)	$0.02
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	37,693,506	40,371,282

Net income (loss) applicable to common stockholders	$(1,807,916)	$902,082

Discount on preferred stock redemption	—	(163,867)
Stock-based compensation	6,948,651	5,229,935
Facility relocation	—	121,124
Amortization of intangible assets from acquisitions	10,034,864	8,597,388
Gain on sales and disposals of intangible assets, net	(353,279)	(155,510)
Cumulative effect of a change in accounting principle, net of tax (1)	(151,341)	—
Interest income and other, net	(1,486,108)	(1,460,301)
Estimated impact of income taxes	(4,512,701)	(4,154,741)

Adjusted Non-GAAP net income applicable to common stockholders	$8,672,170	$8,916,110

Adjusted Non-GAAP EPS	$0.22	$0.21

Shares used to calculate diluted net income per share applicable to common stockholders	37,693,506	40,371,282
Weighted average common share equivalents for redeemed preferred shares	—	(7,058)
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	2,492,164	2,425,488

Shares used to calculate Adjusted Non-GAAP EPS	40,185,670	42,789,712

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock on a treasury stock method basis.

(1)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.